                                 EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 24, 1995 included in Key Production Company, Inc.'s Form 10-K for the year ended December 31, 1994 and to all references to our Firm included by reference in this registration statement. We also consent to the incorporation of this Joint Proxy Statement/Prospectus into the company's previously filed Prospectus forming a part of Key Production Company, Inc.'s Registration Statement on Form S-8, Registration No. 33-62355.

                                   /s/ Arthur Andersen LLP
Denver, Colorado

February 12, 1996